Exhibit 23.2

                     CONSENT OF INDEPENDENT ACCOUNTANTS


      We consent to the incorporation by reference in the Registration Statements of IGI, Inc. on Form S-8 (No. 2-90713), on Form S-8 and S-3 (No. 33-35047), on Form S-8 and S-3 (No. 33-43212), on Form S-3 (No. 33-47777),
on Form S-3 (No. 33-54920), on Form S-8 (No. 33-63700), on Form S-8 (No.
33-65706), on Form S-8 (No. 33-58479), on Form S-8 (No. 33-65249), on Form
S-3 (No. 333-27173), on Form S-8 (No. 333-28183), on Form S-8 (No. 333-
65553), on Form S-8 (No. 333-67565), on Form S-8 (No. 333-79333) and on
Form S-8 (No. 333-79341), of our report dated April 12, 2000, except as to
Note 8, which is as of August 18, 2000 relating to the consolidated financial statements and financial statement schedule of IGI, Inc. as of December 31, 1999 and 1998, and for the three years in the period ended December 31, 1999, which report is included in this Amendment on Form 10-K/A to the Annual Report on Form 10-K of IGI, Inc. for the fiscal year ended December 31, 1999.



                                       /s/ PricewaterhouseCoopers LLP
                                       ------------------------------
                                       PRICEWATERHOUSECOOPERS LLP
                                       Philadelphia, Pennsylvania
                                       August 28, 2000